Exhibit 99.1

Patterson Dental Company Reports Strong First Quarter Results

St. Paul, MN—August 20, 2003—Patterson Dental Company (Nasdaq NMS: PDCO) today reported consolidated sales of $433,262,000 for the first quarter of fiscal 2004 ended July 26, an increase of 12% from $387,739,000 in the year-earlier quarter. Acquisitions had a negligible impact on first quarter revenue growth. Net income increased 17% to $29,393,000 or $0.43 per diluted share, from income before the change in accounting for goodwill of $25,076,000 or $0.37 per diluted share in the first quarter of fiscal 2003.

North American dental sales increased 9% to $371,812,000 in this year’s first quarter, reflecting the following factors:

•	Sales of consumable dental supplies and printed office products increased 5%. Patterson’s dental sales force totaled 1,299 at the end of the first quarter.

•	Equipment and software sales grew 18%. Equipment sales were driven by continued strong demand for the CEREC® 3D dental restorative system and digital radiography. Sales of software, including practice management products and clinical software related to digital radiography, also rose strongly in the first quarter.

•	Sales of other services and products, consisting primarily of parts, technical service, software support and insurance e-claims, increased 10%.

•	Sales of the Canadian dental operation rose 5% in the first quarter in local currency.

Sales of the Webster Veterinary Supply unit increased 31% in this year’s first quarter to $61,450,000. Excluding a significant pharmaceutical distribution agreement, Webster’s comparable sales growth was approximately 8% for this period, consistent with internal expectations.

Peter L. Frechette, chairman and chief executive officer, commented: “The first quarter of fiscal 2004 was another very good period for Patterson. Our solid operating results reflect the ongoing vitality of our markets, together with Patterson’s ability to meet the evolving needs of our customers through our full-service, value-added distribution strategy. Our dental business is continuing to benefit from strong demand for CEREC equipment and digital radiography systems. Software and office networking hardware, which form an integral part of our turnkey digital solution, are also experiencing robust demand. Having positioned Patterson as the leading provider of new-technology solutions and services, we are enabling dentists to meet the rapidly growing need for products that will strengthen office productivity, enhance clinical outcomes and improve the profitability of their practices. We are also encouraged by the solid growth of Webster’s comparable veterinary supply business. Webster is currently in the process of opening new sales territories in the states of Washington and Ohio, which are promising new geographic markets for our veterinary supply operation.”

Frechette added: “We remain very optimistic about Patterson’s prospects for the balance of fiscal 2004, based on the strength of our dental and veterinary distribution operations. We are also excited about the new opportunities presented by our pending acquisition of AbilityOne Corporation. As we announced on August 18, AbilityOne is the leading distributor of products for the global physical and occupational therapy markets. As such, the acquisition of this high-quality company represents a logical extension of our value-added, specialty distribution strategy. AbilityOne is projected to make a positive contribution to Patterson’s consolidated earnings from the outset. This transaction is anticipated to close in the second quarter ending October 25.”

Second Quarter Guidance

For the second quarter of fiscal 2004 ending October 25, Patterson is forecasting earnings of $0.46 to $0.48 per diluted share. This forecast excludes an estimated contribution from AbilityOne. AbilityOne’s earnings contribution will depend upon the date this acquisition is consummated.

About Patterson Dental Company

Patterson Dental Company is a value-added distributor serving the North American dental supply and companion-pet veterinarian supply markets.

Patterson Dental Supply

As Patterson’s largest business, Patterson Dental Supply provides a virtually complete range of consumable dental products, clinical and laboratory equipment, and value-added services to dentists, dental laboratories, institutions and other healthcare providers throughout North America. Patterson Dental Supply, which is growing significantly faster than its market, has the largest direct sales force in the industry, totaling nearly 1,300 sales representatives and equipment/software specialists serving the United States and Canada.

Webster Veterinary Supply

Webster is the leading distributor of veterinary supplies to companion-pet veterinary clinics in the eastern United States and the third largest nationally. One of the most respected names in the veterinary supply industry, Webster is a value-added, full-service distributor of consumable supplies, equipment, diagnostic products, vaccines and pharmaceuticals.

#            #            #

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. The Company cautions shareholders and prospective investors that the following factors, among others, may cause actual results to differ materially from those indicated by the forward-looking statements: competition within the dental, veterinary, and rehabilitative and assistive living supply industries; changes in the economics of dentistry, including reduced growth in expenditures by private dental insurance plans, the effects of economic conditions and the effects of healthcare reform, which may affect future per capita expenditures for dental services and the ability and willingness of dentists to invest in high-technology products; the effects of healthcare related legislation and regulation which may affect expenditures or reimbursements for rehabilitative and assistive products; changes in the economics of the veterinary supply market, including reduced growth in per capita expenditures for veterinary services and reduced growth in the number of households owning pets; the ability of the Company to maintain satisfactory relationships with its sales force; unforeseen operating risks; risks associated with the dependence on manufacturers of the Company’s products; and the ability of the Company to successfully integrate the AbilityOne business upon consummation of the transaction. Forward-looking statements are qualified in their entirety by the cautionary language set forth in the Company’s filings with the Securities and Exchange Commission.

For additional information contact:

R. Stephen Armstrong	Richard G. Cinquina
Executive Vice President & CFO	Equity Market Partners
651/686-1600	212/461-7145 or 612/338-0810

PATTERSON DENTAL COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except for earnings per share)

(Unaudited)

	Quarter Ended
	July 26, 2003	July 27, 2002
Net sales	$433,262	$387,739
Gross profit	144,582	133,175
Operating expenses	99,573	94,312

Operating income	45,009	38,863
Other income, net	2,093	1,322

Income before income taxes and cumulative effect of accounting change	47,102	40,185
Income taxes	17,709	15,109

Income before cumulative effect accounting change	29,393	25,076
Cumulative effect of accounting change	—	3,372 [1]

Net income	$29,393	$28,448

Before cumulative effect of accounting change:
Earnings per share—basic	$0.43	$0.37
Earnings per share—diluted	$0.43	$0.37
After cumulative effect of accounting change:
Earnings per share—basic	$0.43	$0.42
Earnings per share—diluted	$0.43	$0.42
Shares:
Basic	67,838	67,865
Diluted	68,430	68,506
Gross margin	33.4%	34.3%
Operating expenses as a % of sales	23.0%	24.3%
Operating income as a % of sales	10.4%	10.0%
Effective tax rate, before cumulative effect of accounting change	37.6%	37.6%
Return on net sales, before cumulative effect of accounting change	6.8%	6.5%

1 Due to the adoption of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

PATTERSON DENTAL COMPANY

SUPPLEMENTARY FINANCIAL DATA

(In thousands)

(Unaudited)

	Quarter Ended
	July 26, 2003	July 27, 2002
Consolidated Net Sales
Consumable and printed products	$281,394	$256,345
Equipment and software	116,570	99,101
Other	35,298	32,293

Total	$433,262	$387,739

Canada	$29,743	$25,160

Veterinary Supply
Consumable and printed products	$58,774	$44,040
Equipment	1,579	1,872
Other	1,097	1,106

Total	$61,450	$47,018

Other Income
Interest income	$1,898	$1,340
Interest expense and currency exchange gain (loss)	195	(18)

	$2,093	$1,322

PATTERSON DENTAL COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	July 26, 2003	April 26, 2003
	(Unaudited)
ASSETS
Current assets:
Cash and short-term investments	$274,003	$217,448
Receivables, net	229,618	248,585
Inventory	145,328	125,340
Prepaid expenses and other current assets	15,659	14,744

Total current assets	664,608	606,117
Property and equipment, net	56,805	57,254
Goodwill and other intangible assets	134,543	135,070
Other	25,654	25,537

Total Assets	$881,610	$823,978

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$135,128	$111,543
Other accrued liabilities	73,415	72,481

Total current liabilities	208,543	184,024
Non-current liabilities	6,155	6,268

Total liabilities	214,698	190,292
Stockholders’ equity	666,912	633,686

Total Liabilities and Stockholders’ Equity	$881,610	$823,978

PATTERSON DENTAL COMPANY

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	July 26, 2003	July 27, 2002
Operating activities:
Income before cumulative effect of accounting change	$29,393	$25,076
Depreciation & amortization	3,491	3,265
Change in assets and liabilities, net of acquired	23,446	(40,587)

Net cash provided by (used in) operating activities	56,330	(12,246)
Investing activities:
Additions to property and equipment, net	(2,172)	(3,807)
Acquisitions	—	(3,611)
Sale (Purchase) of investments	1,474	(4,520)

Net cash used in investing activities	(698)	(11,938)
Net cash used in financing activities	2,397	864

Net increase (decrease) in cash and cash equivalents	$58,029	$(23,320)